UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 2, 2007
STANDARD AERO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-124394 (Commission File Number)	98-0432892 (IRS Employer Identification No.)
500-1780 Wellington Avenue
Winnipeg, Manitoba, Canada R3H 1B3
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (204) 987-8860
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On July 2, 2007, Standard Aero Holdings, Inc. (the “Company”) completed its acquisition of TSS Aviation, Inc. (“TSS”) for approximately $65 million. TSS is based in Cincinnati, Ohio and provides full service component overhaul for mid- to large-engine repairs for original equipment manufacturers and airlines. The aggregate cost of the acquisition to the Company including related fees and expenses was approximately $67 million.
Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.
The Company funded the acquisition of TSS through $65.0 million of additional borrowings under the Company’s existing senior credit facility and approximately $2.0 million of cash on hand. A description of the senior credit facility is included in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2007 under the caption “Liquidity and Capital Resources — Senior credit facilities,” which description is incorporated herein by reference.
Item 7.01 REGULATION FD DISCLOSURE
The information set forth in Items 2.01 and 2.03 is incorporated by reference into this Item 7.01.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AERO HOLDINGS, INC.
Date: July 6, 2007	By:	/s/ Bradley Bertouille
Bradley Bertouille
Chief Financial Officer